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                              THE MEXICO FUND, INC.
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               (Name of Registrant as Specified In Its Charter)

                              THE MEXICO FUND, INC.
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                     FOR:    The Mexico Fund, Inc.

                                 CONTACT:    Eduardo Solano
                                             The Mexico Fund, Inc.
                                             011-52-55-5282-8900


                      INVESTOR RELATIONS:    Gordon McCoun
                                             Media: Brian Maddox
                                             Morgen-Walke Associates
                                             212-850-5600

FOR IMMEDIATE RELEASE
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       MEXICO FUND ANNOUNCES GREATER LIQUIDITY IN RESPONSE TO SHAREHOLDERS
               -- Approves Quarterly In-kind Repurchase Offers for
                          100% of Outstanding Shares --

          Washington, D.C., March 6, 2002 -- The Mexico Fund, Inc.
(NYSE: MXF) Board of Directors, after extensive contact with shareholders, met yesterday and approved a policy to conduct quarterly in-kind repurchase offers at 98% of net asset value ("NAV") for 100% of the Fund's outstanding shares in response to the desire of shareholders for greater liquidity and a permanent narrowing of the discount at which Fund shares have historically traded.

Your Board is confident that this quarterly in-kind repurchase offer program could be launched promptly if the Fund's current investment adviser is retained. However, the Board is concerned that if the Laxey proposal to terminate the investment management agreement is approved, the quarterly in-kind repurchase offer program could be delayed indefinitely. Termination of the investment management agreement will disrupt the Board's plans to implement the quarterly in-kind repurchase offer program. The Fund will have to engage a new investment adviser that the Board is satisfied has the ability to manage your Fund's portfolio and the quarterly in-kind repurchase offer program. As required by the Investment Company Act, the Board will then have to call a special shareholders meeting to obtain approval of a new investment management agreement with the new investment adviser.

The Fund will contact the Securities and Exchange Commission ("SEC") today to determine whether it is possible to amend its exemptive application to permit the Fund to conduct the 100% quarterly in-kind repurchase offers as part of its share repurchase policy currently under consideration by the SEC. However, the Fund is committed to this initiative and should the SEC not approve the Fund's exemptive application or proposed amendment, the Fund will conduct the quarterly in-kind 100% repurchase offers under other existing SEC regulations. The Board believes that the 100% quarterly in-kind repurchase offers will provide shareholders with greater liquidity in their investment and aid in narrowing the discount to NAV at which Fund shares trade.

                                    - more -

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For further information, contact the Fund's Investor Relations office at
011-52-55-5282-8900, or by email at investor-relations@themexicofund.com.

The Mexico Fund, Inc. is a non-diversified closed-end management investment company with the investment objective of long-term capital appreciation through investments in securities, primarily equity, listed on the Mexican Stock Exchange. The Fund provides a vehicle to investors who wish to invest in Mexican companies through a managed non-diversified portfolio as part of their overall investment program.

This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Fund's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the risks and uncertainties described in the Fund's filings with the Securities and Exchange Commission. Actual results, events, and performance may differ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Fund undertakes no obligation to release publicly any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by The Mexico Fund or any other person that the events or circumstances described in such statement are material.

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